UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 14, 2010, AbitibiBowater Inc. (the “Company”), through a wholly owned subsidiary, commenced a private offering of new senior secured notes as part of its proposed exit financing relating to its pending emergence from creditor protection proceedings. The notes offering is being made solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons, as defined under Regulation S under the Securities Act. The notes offering is being made pursuant to a confidential offering memorandum dated September 14, 2010 (the “Preliminary Offering Memorandum”).

On September 20, 2010, the Company prepared a supplement to the Preliminary Offering Memorandum. The supplement contains the following information which has not been previously disclosed:

The purpose of this supplement is (1) to provide new supplemental operating information for the Company for the month of August 2010, (2) to update certain supplemental operating information for July 2010 included in the preliminary offering memorandum and to correct certain 2009 supplemental operating information shown in such discussion for comparison purposes and (3) to revise certain additional historical operating results presented in the preliminary offering memorandum.

As described in the preliminary offering memorandum under “Summary – Recent developments –ACH Limited Partnership,” we are currently evaluating the potential sale of our ACH Limited Partnership interest. As a result, for purposes of the historical one month periods included below, the newsprint product line contribution excludes the contribution from ACH of approximately $0.4 million for July 2009, $2.3 million for July 2010, $1.4 million for August 2009 and $1.9 million for August 2010, respectively. However, the contribution from ACH is included in the EBITDA and Adjusted EBITDA for such periods presented below and the other historical financial information included in the preliminary offering memorandum.

August 2010 financial results

In the third quarter of 2010 our financial results continued to improve significantly, continuing the trend observed in the month of July as described below. Sales for the month of August 2010 were approximately $415 million as compared to August 2009 sales of approximately $349 million. August 2010 consolidated operating income was approximately $11 million as compared to an August 2009 consolidated operating loss of approximately $21 million and approximately $9 million operating income in July 2010. EBITDA and Adjusted EBITDA for August 2010 was $68 million and $50 million, respectively, compared to August 2009 EBITDA of $37 million and Adjusted EBITDA of $27 million (which included $27 million of alternative fuel tax credits) (see “Reconciliation of non-GAAP information” below for additional information regarding our calculation of EBITDA and Adjusted EBITDA). Product line contribution, which is before depreciation and SG&A, continued to improve in August 2010.

August 2010 newsprint sales volumes were approximately 249,000 metric tons compared to approximately 250,000 metric tons for August 2009. Our newsprint product line contribution was approximately $13 million in August 2010 compared to a negative contribution of approximately $16 million in August 2009, reflecting improved average transaction prices. Newsprint sales in August 2010 were approximately $156 million as compared to sales of approximately $125 million for August 2009. Our newsprint average transaction price (international and North America) for August 2010 was approximately $627 per metric ton as compared to a July 2010 average of approximately $616 per metric ton and August 2009 average of approximately $500 per metric ton. Our newsprint average cash cost was approximately $482 per metric ton in August 2010 as compared to approximately $473 per metric ton in July 2010 and approximately $484 per metric ton in August 2009. The improvement in our newsprint average transaction price increase is a result of continued implementation of the North American and international newsprint price increases.

August 2010 coated papers sales volumes were approximately 57,000 short tons as compared to sales volumes of approximately 47,000 short tons in August 2009. August 2010 sales volumes were higher due primarily to downtime taken in August 2009. Coated papers sales in August 2010 were approximately $42 million as compared to sales of approximately $34 million in August 2009. Our coated papers product line contribution for August 2010 was approximately $6 million, as compared to $3 million in August 2009. Our coated papers average transaction price for August 2010 was approximately $737 per short ton, as compared to approximately $731 per short ton in July 2010 and approximately $723 per short ton in August 2009. As reported by third party sources, on August 10, 2010 we announced a price increase of $60 per short ton effective for all North American shipments on or after September 15, 2010.

August 2010 specialty papers sales volumes were approximately 174,000 short tons compared to August 2009 sales volumes of approximately 164,000 short tons. August 2010 specialty papers volumes were higher primarily as a result of the introduction of lightweight container board and other packaging grades at our Coosa Pines facility, which was producing newsprint in 2009. Specialty papers sales in August 2010 were approximately $120 million as compared to sales of approximately $114 million for August 2009. Our specialty papers product line contribution for August 2010 was approximately $15 million as compared to approximately $19 million in August 2009. Our specialty papers average transaction price for August 2010 was approximately $690 per short ton as compared to approximately $687 per short ton in July 2010 and approximately $695 per short ton in August 2009. Our specialty papers August 2010 cash cost per short ton was approximately $546 compared to approximately $567 per short ton in July 2010 and approximately $591 per short ton in August 2009. As reported by third party sources, on August 10, 2010 we announced a price increase of $60 per short ton on super-calendered grades effective for all North American shipments on or after September 15, 2010.

August 2010 market pulp sales volumes were approximately 84,000 metric tons, compared to sales volumes of approximately 97,000 metric tons in August 2009. Sales volumes in August 2010 were slightly impacted by timing of international shipments and in August 2009 by increased inventory stocking by our customers. However, our market pulp product line contribution of approximately $26 million in August 2010 significantly exceeded product line contribution of approximately $6 million in August 2009. Market pulp sales in August 2010 were approximately $66 million as compared to approximately $52 million in August 2009. Our market pulp average transaction price (all grades) for August 2010 was approximately $786 per metric ton as compared to approximately $809 per metric ton in July 2010 and approximately $536 per metric ton in August 2009. Our August 2010 market pulp average cash cost per metric ton was approximately $415 compared to a cash cost per metric ton of approximately $391 for August 2009.

August 2010 wood product sales volumes were approximately 112,000 mbf compared to sales volumes of approximately 89,000 mbf in August 2009. Wood product sales in August 2010 were approximately $31 million as compared to sales of approximately $24 million for August 2009. Our wood products division provided product line contribution of approximately $4 million in August 2010 as compared to approximately $2 million for August 2009. Average lumber transaction prices per unit for August 2010 were approximately $277 per mbf compared to approximately $266 per mbf for July 2010 and $270 per mbf for August 2009.

The results of operations for the month of August 2010 discussed above are not necessarily indicative of the operating results to be expected for any other month, quarter or for the full year.

Updated July 2010 financial results

Sales for the month of July 2010 were approximately $374 million as compared to July 2009 sales of approximately $339 million. July 2010 consolidated operating income was approximately $9 million as compared to a July 2009 consolidated operating loss of approximately $45 million. EBITDA and Adjusted EBITDA for July 2010 was $12 million and $47 million, respectively, compared to July 2009 EBITDA of $(47) million and Adjusted EBITDA of $1 million (which included $28 million of alternative fuel tax credits) (see “Reconciliation of non-GAAP information” for additional information regarding our calculation of EBITDA and Adjusted EBITDA). Product line contribution, which is before depreciation and SG&A, continued to improve in July 2010.

July 2010 newsprint sales volumes were approximately 219,000 metric tons compared to approximately 255,000 metric tons for July 2009. Although our July 2010 newsprint sales volumes were below July 2009 levels, our newsprint product line contribution was approximately $14 million in July 2010 compared to a negative contribution of approximately $18 million in July 2009, reflecting improved average transaction prices and lower cash costs per metric ton. Newsprint sales in July 2010 were approximately $135 million as compared to sales of approximately $127 million for July 2009. Our newsprint average transaction price (international and North America) for July 2010 was approximately $616 per metric ton as compared to a June 2010 average of approximately $595 per metric ton and July 2009 average of approximately $498 per metric ton. Our newsprint average cash cost was approximately $473 per metric ton in July 2010 as compared to approximately $506 per metric ton in June 2010. The improvement in our newsprint average transaction price increase is a result of continued implementation of the North American and international newsprint price increases.

July 2010 coated papers sales volumes were approximately 58,000 short tons as compared to sales volumes of approximately 48,000 short tons in July 2009. Coated papers sales in July 2010 were approximately $42 million as compared to sales of approximately $34 million in July 2009. Our coated papers product line contribution for July 2010 was approximately $8 million, as compared to approximately $3 million in July 2009. Our coated papers average transaction price for July 2010 was approximately $731 per short ton, as compared to approximately $684 per short ton for June 2010 and approximately $708 per short ton for July 2009. As reported by third party sources, on August 10, 2010 we announced a price increase of $60 per short ton effective for all North American shipments on or after September 15, 2010.

July 2010 specialty papers sales volumes were approximately 157,000 short tons compared to July 2009 sales volumes of approximately 159,000 short tons. Specialty papers sales in July 2010 were approximately $108 million as compared to sales of approximately $110 million for July 2009. Our specialty papers product line contribution for July 2010 was approximately $13 million as compared to approximately $14 million in July 2009. Our specialty papers average transaction price for July 2010 was approximately $687 per short ton as compared to approximately $668 per short ton for June 2010 and approximately $692 per short ton in July 2009. Our specialty papers July 2010 cash cost was approximately $567 per short ton compared to approximately $547 per short ton in July 2009. As reported by third party sources, on August 10, 2010 we announced a price increase of $60 per short ton on super-calendered grades effective for all North American shipments on or after September 15, 2010.

July 2010 market pulp sales volumes were approximately 76,000 metric tons, compared to sales volumes of approximately 100,000 metric tons in July 2009. The July 2010 volumes were affected by the significant maintenance outages in June 2010 and July 2009 sales volumes were higher than normal due to timing of international shipments and inventory stocking by our customers. However, our market pulp product line contribution of approximately $25 million significantly exceeded product line contribution of approximately $1 million in July 2009. Market pulp sales in July 2010 were approximately $62 million as compared to approximately $47 million in July 2009. Our market pulp average transaction price (all grades) for July 2010 was approximately $809 per metric ton as compared to approximately $470 per metric ton in July 2009. Our July 2010 market pulp average cash cost per metric ton was approximately $424 compared to a cash cost per metric ton of approximately $414 for July 2009. In June 2010 we performed our annual kraft pulp mill outages at our Thunder Bay and Coosa Pines facilities. All of our 2010 annual kraft pulp mill maintenance outages have now been completed. However, we do have a scheduled maintenance outage for our cogeneration plant and steam turbine plant in September 2010 at our Fort Frances facility.

July 2010 wood product sales volumes were approximately 105,000 mbf compared to sales volumes of approximately 91,000 mbf in July 2009. Wood product sales in July 2010 were approximately $28 million as compared to sales of approximately $22 million for July 2009. Our wood products division continued to perform well in July 2010 and again provided positive contribution of approximately $3 million as compared to approximately $2 million for July 2009. Average lumber transaction prices per unit declined in July 2010 to approximately $266 per mbf, or approximately 7% from June 2010 ($287 per mbf) and were approximately 9% higher than July 2009 transaction prices of $244 per mbf. The decline in average transaction prices was offset by increased sales volumes in July 2010 and the continued maintenance of a low operating cash cost per unit business.

The results of operations for the month of July 2010 discussed above are not necessarily indicative of the operating results to be expected for any other month, quarter or for the full year.

Further updates

The following historical operating results presented in the preliminary offering memorandum are further revised in this supplement:

•

Under the headings “Summary—Summary unaudited pro forma and historical consolidated financial information” (page 21), “Selected historical financial information” (page 70) and “Reconciliation of non-GAAP information” (page 73), EBITDA for the year ended December 31, 2008 was $(867) million, rather than $(611) million. This change reflects the inclusion of the extraordinary loss relating to the expropriation of certain of our rights and assets in the province of Newfoundland and Labrador that is the subject of the NAFTA settlement. The revised amount is reflected in the reconciliation table below under “Reconciliation of non-GAAP information.”

•

Under the heading “Reconciliation of non-GAAP information,” (gain) loss on foreign currency translation in the reconciliation table on page 73 for the historical twelve months ended June 30, 2010 was $18 million, rather than $(18) million, and the historical one month ended July 31, 2010 was $26 million, rather than $(26) million. The revised amounts are reflected in the reconciliation table below under “Reconciliation of non-GAAP information.”

Reconciliation of non-GAAP information

EBITDA is defined as net earnings (loss) before interest, taxes and depreciation, amortization and cost of timber harvested. Adjusted EBITDA is EBITDA plus certain one-time elements primarily associated with gain or loss on foreign currency translation, reorganization related expenses, closure costs, impairment of goodwill and other related charges, asset write offs or inventory write downs, gains on disposition of assets and extraordinary loss on expropriation of assets. EBITDA and Adjusted EBITDA include alternative fuel mix tax credits of $0, $276 million, $118 million and $0 for the years ended December 31, 2008 and 2009 and the six months ended June 30, 2009 and 2010, respectively, and $28 million, $0, $27 million and $0 for the historical one month periods ended July 31, 2009 and 2010 and August 31, 2009 and 2010, respectively.

Neither EBITDA nor Adjusted EBITDA is a recognized financial measure under U.S. GAAP. In this offering memorandum, EBITDA and Adjusted EBITDA are presented because we believe they are useful measures of our operating performance and are frequently used by securities analysts, investors and other interested parties in the evaluation of companies, like ours, with substantial financial leverage. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to cash flows from operating activities as a measure of our liquidity or as alternatives to operating income (loss) or net income (loss) as indicators of our operating performance or any other measure of performance in accordance with U.S. GAAP.

The use of EBITDA and Adjusted EBITDA instead of net income (loss) or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our current cash expenditure requirements, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

The following tables show how we calculate EBITDA and Adjusted EBITDA:

Historical EBITDA and Adjusted EBITDA

	Historical Year ended December 31,		Historical Six months ended June 30,		Historical twelve months ended June 30, 2010	Historical twelve months ended July 31, 2010
(dollars in millions)	2008	2009	2009	2010

Net loss, including noncontrolling interests	$(2,207)	$(1,560)	$(723)	$(806)	$(1,643)	$(1,568)
Interest expense	706	597	335	318	580	582
Income tax (benefit) expense	(92)	(122)	(41)	(10)	(91)	(95)
Depreciation, amortization and cost of timber harvested	726	602	314	257	545	531

EBITDA	(867)	(483)	(115)	(241)	(609)	(550)

(Gain) Loss on foreign currency translation	(72)	59	4	(37)	18	5
Reorganization costs	—	639	99	353	893	893
Closure costs, impairment and other related charges	481	202	270	8	(60)	(60)
Impairment of goodwill	810	—	—	—	—	—
Inventory write-downs included in cost of sales	30	17	12	—	5	5
Gain on disposition of assets	(49)	(91)	(53)	(13)	(51)	(51)
Extraordinary loss on expropriation of assets	256	—	—	—	—	—

Adjusted EBITDA	$589	$343	$217	$70	$196	$242

	Historical one month ended July 31,		Historical one month ended August 31,
(dollars in millions)	2009	2010	2009	2010

Net loss, including noncontrolling interests	$(144)	$(69)	$(57)	$(16)
Interest expense	40	42	43	43
Income tax (benefit) expense	4	—	2	—
Depreciation, amortization and cost of timber harvested	53	39	49	41

EBITDA	(47)	12	37	68
(Gain) Loss on foreign currency translation	39	26	(21)	(30)
Reorganization costs	9	9	10	14
Closure costs, impairment and other related charges	—	—	1	(2)
Impairment of goodwill	—	—	—	—
Inventory write-downs included in cost of sales	—	—	—	—
Gain on disposition of assets	—	—	—	—
Adjusted EBITDA	$1	$47	$27	$50

*                *                 *

The information contained in this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act, except as otherwise expressly stated in such filing. By filing this report and furnishing the information contained herein, including the exhibits hereto, the Company makes no admission as to the materiality of any such information.

Forward-Looking Statements

Statements in this report that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “will,” “could,” “may,” “intend,” “expect,” “estimate,” “believe,” “anticipate,” and other terms with similar meaning indicating possible future events or potential impact on the business or securityholders of AbitibiBowater.

The reader is cautioned not to place undue reliance on such forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this offering memorandum, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements which we make in this report speak only as of the date of such statement, and we do not undertake, and specifically decline, any obligation to update such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/S/ JACQUES P. VACHON
Name:	Jacques P. Vachon
Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

Dated: September 20, 2010